Exhibit 10.45

OMNIBUS NOTE AMENDMENT

This OMNIBUS NOTE AMENDMENT (this “Amendment”) is made and entered into as of November 8, 2018, by and among DermTech, Inc., a Delaware corporation (the “Company”), RTW Master Fund, Ltd., a Cayman Islands company (“RTW Master Fund”) and RTW Innovation Master Fund, Ltd., a Cayman Islands company (“RTW Innovation”) (RTW Master Fund and RTW Innovation together, the “Note Holders”).

RECITALS

WHEREAS, the Company has sold and issued four Convertible Promissory Notes of substantially the same form to the Note Holders, two of which were issued to RTW Master Fund on August 17, 2018 and October 26, 2018, respectively, and two of which were issued to RTW Innovation on August 17, 2018 and October 26, 2018, respectively (collectively, the “Notes”);

WHEREAS, the Company and the Note Holders entered into a certain letter agreement, dated March 5, 2018 (the “Letter Agreement”), pursuant to which the Company may not, without the prior written consent of the Note Holders, create, incur or assume any indebtedness, except for certain exceptions as set forth in the Letter Agreement;

WHEREAS, the Company intends to sell and issue additional Convertible Promissory Notes in substantially the same form as the Notes (the “Additional Notes”) to additional parties, provided that (i) the Additional Notes shall include certain terms more favorable than the comparable terms currently set forth in the Notes and (ii) the Company shall not issue the Additional Notes without the prior written consent of the Note Holders pursuant to the Letter Agreement, which consent shall be subject to the execution of this Amendment by the parties hereto;

WHEREAS, pursuant to Section 3(g) of each of the Notes, the Company and Note Holders desire to amend certain terms of the Notes to provide for the same terms as those to be provided in the Additional Notes, including a modification to the discount rate provided in Section 3(a) of each of the Notes, such amendments subject to and effective immediately upon the Company’s issuance of any Additional Notes;

WHEREAS, pursuant to Section 14 of each of the Notes, each of the Notes may be amended with the written consent of the Company and the respective note holder; and

WHEREAS, the undersigned constitutes the Company and both of the Note Holders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

AMENDMENT OF THE NOTES

1.1 Amendment to the Amount of Proceeds Attributable to Converting Notes. Subject to and effective immediately upon the Company’s first issuance of an Additional Note, Section 3(a) of each of the Notes is hereby amended by deleting the number “3,000,000” from the first sentence of each such Section and substituting in lieu thereof the number “10,000,000”.

1.2 Amendment to the Discount Rate. Subject to and effective immediately upon the Company’s first issuance of an Additional Note, Section 3(a) of each of the Notes is hereby amended by deleting the words “(x) if such Qualified Financing occurs on or prior to November 15, 2018, 90%, and (y) if such Qualified Financing occurs after November 15, 2018, 80%” from the second sentence of each such Section and substituting in lieu thereof the term “70%”.

ARTICLE II

MISCELLANEOUS

3.1 Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

3.2 Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

3.3 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

3.4 Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including without limitation transmission by .pdf) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to the other party if so requested.

3.5 Effect of Amendment. Except as amended and set forth above, each of the Notes shall continue in full force and effect.

[Signature Page Follows]

The parties hereto have executed this Omnibus Note Amendment as of the date first written above.

COMPANY:

DERMTECH INC.

By:	/s/ Steven Kemper
Name: Steven Kemper
Title: Chief Financial Officer

NOTE HOLDERS:

RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name: Roderick Wong
Title: Director

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong
Name: Roderick Wong
Title: Director

[Signature Page to Omnibus Note Amendment]